Exhibit 10.25

No.：_____________

Agreement on the paid recovery of state-owned land use rights

Party A:	Bohong Technology Jiangsu Co.,Ltd
Party B:	Yangzhou Municipal Land and Resources Bureau, Hanjiang Branch

Date of signing: 2023 / 07 / 27

Party A (transferor): Bohong Technology Jiangsu Co.,Ltd

Party B (transferee): Yangzhou Municipal Land and Resources Bureau, Hanjiang Branch

In accordance with the provisions of the Contract Law of the People’s Republic of China and the Company Law of the People’s Republic of China and relevant laws and regulations, the parties to this Agreement entered into this agreement on July 27, 2023 after friendly consultation in accordance with the principle of equality and mutual benefit, Regarding Party B’s paid recovery of Party A’s state-owned land use right, the following unanimous agreements and commitments are reached to jointly abide by them.

I. Recovery targets

Party A complies with this agreement, and Party B recovers a piece of state-owned land located on the south side of Anqiao Road, Nanyuan, Yangzhou High-tech Zone, with the real estate certificate number: Yanghan National Use (2019) No. 0036636, covering an area of 64,851 square meters, and the land use is industrial land. Recover all land use rights and attachments on the ground.

II. Recovery price

1. After the consensus of both parties A and B, it is determined that the total recovery price of the above subject is the amount actually paid by Party A for the land transfer, that is, RMB 7,652,418 yuan, which includes the recovery of land use rights and attached objects under the recovery target.

2. Basis for recovery price: Party A on February 28, 2019 signed a contract with the Hanjiang Branch of Yangzhou Land and Resources Bureau for the transfer of the right to use the state-owned construction land, with the register number 2019G003, with an area of 64,851 square meters and a delisting price of 168 yuan/ square meters and paid a land premium of 10,894,968 yuan. According to the policies of the province, municipality and district on expanding opening up and promoting the use of foreign capital at that time, the project could enjoy a preferential price of 78,400 yuan / mu of land. On October 12, 2019, Party B refunded Party A the difference in land transfer fee of 3,242,550 yuan, and the amount actually paid by Party A was as 7,652,418 yuan.

III. Cancellation of subject property rights and payment conditions

1. Both parties will open a joint account within 5 working days from the signing of this contract, and Party B will transfer the recovery price to the join account within 10 working days. The joint account agreement stipulates that after Party B transferred the recovery price to the joint account, Party A will cancel the real estate title certificate, and after cancellation, the funds in the joint account will be automatically unsealed and transfer to Party A’s designated account (as follows)

Account name: Bohong Technology Jiangsu Co.,Ltd

Bank: Bank of Communications Yangzhou Branch

Account number: 395067000018150268509

2. After the cancellation of the real estate certificate, Party A’s ownership, operation right and all other rights of the subject matter shall be terminated

IV. Commitments and Guarantees

1. Party A has the full capacity for civil rights and civil conduct to sign and perform this agreement.

2. All the above-mentioned recovered assets are legally and effectively owned by Party A, and are in a legal and valid continuous state, without any mortgage, pledge, lien, guarantee or third-party encumbrance, and there is no dispute.

3. If Party B suffers losses due to any mortgage, pledge, lien, guarantee or third party encumbrance, any dispute or other disputes before the procedures for the recovery and change of Party B’s assets take effect, Party B shall have the right to pursue Party A’s full compensation liability.

4. After the conclusion of this agreement, Party A guarantees that it will not spend any money, or transfer any assets, or sign any contract and set up any debt burden.

V. Liability for breach of contract

The failure or improper performance of any provision of this Agreement by either party shall constitute a breach of contract, and the breaching party shall fully compensate the other party for losses caused to the other party.

VI. Governing Law and Dispute Resolution

1. This agreement shall be governed by the laws and regulations of the People’s Republic of China;

2. The place of performance of this agreement is agreed to be the location of Party B, and if a dispute arising from the performance of this agreement cannot be resolved through negotiation, the party who raised the objection shall file a lawsuit with the local court in the place of performance of the agreement. The court’s decision is binding on both parties.

VII. Contract text agreement

The matters not covered by this Agreement and the matters that need to be changed shall be determined in the form of a supplementary agreement after negotiation, and the supplementary agreement shall have the same effect as this agreement.

VIII. Entry into force and others

1. This agreement shall be established after being signed by the legal representatives or authorized representatives of both parties and affixed with official seals.

2. This contract shall be executed in six copies, and both parties A and B shall hold three copies each, all of which shall have the same legal effect.

(No text below, signature page attached)

(Signature Page)

Party A:	Party B:
/s/ Bohong Technology Jiangsu Co.,Ltd	/s/ Yangzhou Municipal Land and Resources Bureau, Hanjiang Branch

Authorized Representative:	Authorized Representative:

Date：2023/07/27